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                                                                    EXHIBIT 99.7







                    CONSENT OF PERSON TO BE NAMED AS TRUSTEE
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     I hereby agree to become a trustee of Equity Residential Properties Trust
("EQR") upon the effectiveness of the merger of Evans Withycombe Residential, Inc. with and into EQR, and consent to the reference thereto under the headings "Interests of Certain Persons in the Transactions" and "Management and Operation of EQR After the Merger" in the Consent Solicitation/Prospectus/Information Statement constituting a part of the foregoing Registration Statement on Form S-4.


                                    /s/ Stephen O. Evans
                                    -----------------------------------------
                                    Stephen O. Evans

Scottsdale, Arizona
Dated:  September 17, 1997